Exhibit 10.1

SECOND AMENDMENT

dated as of June 29, 2010

to

5-YEAR REVOLVING CREDIT FACILITY

dated as of June 15, 2007

among

MF GLOBAL FINANCE USA INC.,

as Borrower

MF GLOBAL HOLDINGS LTD.

MF GLOBAL FINANCE EUROPE LIMITED

The Several Lenders Parties Hereto,

CITIBANK N.A.,

as Syndication Agent,

BANK OF AMERICA, N.A.,

as Syndication Agent

- and -

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES INC.,

as Joint Lead Arranger and Joint Bookrunner,

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arranger and Joint Bookrunner,

- and -

BANC OF AMERICA SECURITIES LLC,

as Joint Lead Arranger and Joint Bookrunner

SECOND AMENDMENT

SECOND AMENDMENT, dated as of June 29, 2010 (this “Second Amendment”), to that certain 5-Year Revolving Credit Facility, dated as of June 15, 2007, as amended (the “Credit Agreement”), by and among MF GLOBAL FINANCE USA INC., a New York corporation (the “Borrower”), MF GLOBAL HOLDINGS LTD., a company organized under the laws of Delaware and, prior to domesticating to the State of Delaware, formerly incorporated and existing under the laws of Bermuda under the name MF Global Ltd. (the “Parent”), MF GLOBAL FINANCE EUROPE LIMITED, a company organized under the laws of England and Wales (the “Removed Designated Borrower”), the several banks and other financial institutions parties thereto (the “Lenders”), CITIBANK N.A., as syndication agent, BANK OF AMERICA, N.A., as syndication agent (each a “Syndication Agent” and, collectively, the “Syndication Agents”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Parent, the Borrower, the Removed Designated Borrower, the Lenders, the Syndication Agents and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that Lenders agree to extend portions of their respective Commitments for a period of two years beyond the current scheduled expiration of the Commitments on the terms herein, in consideration of, among other things, cancellation of all or a part of the non-extended portions of such Commitments as provided in this Second Amendment and that the Commitment of Lehman Commercial Paper Inc. be terminated (with the amendments relating to such extensions and cancellation being contained in Section II of this Amendment and the compensation for the benefit of the Extending Lenders in connection therewith being contained in Section IV of this Amendment);

WHEREAS, the Parent, the Borrower and the Removed Designated Borrower have also determined that it would be in their best interest to amend the definition of the term “Designated Subsidiary Borrower” to (i) explicitly include any successor to a Designated Subsidiary Borrower as a result of any merger of such Designated Subsidiary permitted under Section 6.04 of the Credit Agreement, including, to the extent any such merger involves the Parent, the Parent, (ii) remove the Removed Designated Borrower from being a Designated Subsidiary Borrower and a guarantor under the Guaranty and (iii) rename such term “Designated Borrower” to reflect that the Parent may, through a merger, succeed to the rights and obligations of a Subsidiary as a borrower (with the amendments described in this recital, together with the amendments other than in connection with the extensions referred to in the next recital, being contained in Section II of this Amendment); and

WHEREAS, each of the Extending Lenders parties hereto has agreed to extend a portion of its Commitment and each of the Lenders parties hereto has agreed to the amendments to the Credit Agreement contained herein, subject to the agreements of the Borrower, the Parent and the Removed Designated Borrower, in each case as provided for herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. DEFINED TERMS. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement as amended hereby.

SECTION II. AMENDMENTS

(a) Amendments to the Credit Agreement. The Credit Agreement is hereby amended to read in its entirety as set forth in Annex A hereto, except that any Schedule or Exhibit to the Credit Agreement not included as part of said Annex A shall remain in effect without any amendment or other modification thereto. Said Annex A has been blacklined to show all changes from the Credit Agreement as it was in effect prior to the effectiveness of the First Amendment dated as of July 24, 2009 thereto (the “First Amendment”), it being agreed that, by virtue of this Second Amendment upon the effectiveness hereof, any amendments or other modifications to the Credit Agreement provided for in the First Amendment that are not reflected in, or are otherwise not consistent with the provisions in, said Annex A shall cease to be in effect or, as the case may be, shall be modified to be as set forth in said Annex A. In such blackline, new text has been double underlined and deleted text has a line through it.

(b) Amendment to the Guaranty. The Parent, the Borrower and the Removed Designated Borrower shall enter into an amendment to the Guaranty in substantially the form attached hereto as Annex B on or prior to the Second Amendment Effective Date, and the Lenders parties hereto consent to such amendment, including the release provided therein of the obligations of the Removed Designated Borrower thereunder, and authorize and request the Administrative Agent to enter into such amendment.

(c) No Other Amendments. Except as expressly stated herein, the provisions of the Credit Agreement are and shall remain in full force and effect.

SECTION III. CONDITIONS PRECEDENT TO EFFECTIVENESS

This Second Amendment shall be effective on and as of the date hereof (the “Second Amendment Effective Date”), which shall not be later than June 30, 2010 upon satisfaction of the following conditions:

(a) Agreements. The delivery to the Administrative Agent of executed counterparts of this Second Amendment by the Borrower, the Parent, the Removed Designated Borrower, the Required Lenders, the Extending Lenders listed on Schedule 2.01 included in Annex A hereto and the Administrative Agent, and of the amendment to the Guaranty described in Section II(b) by the Borrower, the Parent and the Removed Designated Borrower. For the avoidance of doubt, a Lender may, when delivering such a counterpart of this Second Amendment, indicate that its execution and delivery of such counterpart is in respect of only a portion of its Commitment as specified by it, and in such event only such portion shall be included in the determination of whether the Required Lenders have delivered executed counterparts of this Second Amendment.

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(b) Section 2.23. The Borrower shall have complied with the provisions of Section 2.23 of the Credit Agreement after giving effect to this Second Amendment.

(c) Certificates. The Administrative Agent shall have received certificates of each of the Parent and the Borrower, substantially in the form of Exhibit D-1 or D-2 to the Credit Agreement (with changes thereto as appropriate for the Second Amendment) and certifying that the representations and warranties set forth in Section V of this Second Amendment are true and correct in all material respects as of the Second Amendment Effective Date.

(d) Opinion. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Second Amendment Effective Date) of (i) Laurie R. Ferber, general counsel for the Parent and the Borrower and (ii) Sullivan & Cromwell LLP, special New York counsel for the Parent and the Borrower, in each case covering such other matters relating to the Parent and the Borrower, this Second Amendment, including the execution, delivery and performance by the Parent and the Borrower of this Second Amendment, and the Borrowing of the Loans provided under Extended Commitments, as the Administrative Agent shall reasonably request. The Parent, the Borrower and the Removed Borrower hereby request such counsel to deliver such opinion.

(e) Amendment Fee. The Administrative Agent shall have received for the account of each Extending Lender which is a party to this Second Amendment the fees payable on the Second Amendment Effective Date as provided in Section IV of this Second Amendment.

(f) Fees and Costs. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

SECTION IV. FEES

(a) Amendment Fees. The Borrower agrees to pay to the Administrative Agent (i) for the account of each Extending Lender which has executed and delivered a counterpart to this Second Amendment by the Second Amendment Effective Date, an upfront amendment fee equal to the sum of 0.50% of the Extended Commitment of such Extending Lender as of such date plus, to the extent such Extended Commitment is in excess of 70% of the Commitment of such Extending Lender immediately prior to the Second Amendment Effective Date, an amount to increase the fee payable on such excess to 0.75%, payable on the Second Amendment Effective Date, and (ii) for the account of each Additional Commitment Lender as of the Second Amendment Effective Date, an upfront fee equal to 0.75% of the Additional Commitment of such Additional Commitment Lender as of such date, payable on the Second Amendment Effective Date.

(b) Extension Fees. In consideration of the agreements of the Extending Lenders hereunder and under the Credit Agreement, the Borrower agrees to pay or cause to be paid to the Administrative Agent for the account of each Extending Lender from time to time (i) an extension loan fee on the principal amount of each ABR Loan, Eurocurrency Loan or Fed Funds Loan (including Swingline Loans) of such Extending Lender from time to time under its

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Extended Commitment as is equal to the percentage per annum thereon which, when added to the then spread applicable to such Loan pursuant to the definition of “Applicable Rate” and any amount payable in respect thereof pursuant to the Letter Agreement referred to in clause (n) of Article VII, is the Extension Loan Fee Determinant (as defined below) and (ii) an extended loan fee on the daily amount of the Extended Commitment of such Extending Lender from time to time as is equal to the percentage per annum thereof which, when added to the sum of the facility fee and utilization fee then payable to such Extending Lender in respect of its Extended Commitment and its Loans thereunder and any amount payable in respect thereof pursuant to such Letter Agreement, is the Extension Facility Fee Determinant (as defined below). Such extended loan fees shall be payable on the same Interest Payment Dates on which interest is payable on such Loans and such accrued extension facility fees shall be payable in arrears on the last day of each March, June, September and December, in each case, commencing on the first such day after the Second Amendment Effective Date and on the date on which the Extended Commitments terminate and on any date thereafter on which the Extended Revolving Loans or Swingline Loans are paid in full, provided that any such fees accruing after the date on which the Extended Commitments terminate are paid in full shall also be payable on demand. Such fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and shall not be refundable under any circumstances. For purposes of this clause (b), “Extension Loan Fee Determinant” and “Extension Facility Fee Determinant” shall mean, for any day, with respect to the extension loan fee in respect of any ABR Loan, Eurocurrency Loan, Fed Funds Loan or Overnight Eurocurrency Loan that is an Extended Revolving Loan or any Swingline Loan made by a Swingline Lender that is an Extending Lender or with respect to the extended facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the relevant caption below, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt and the Utilization on such date:

Index Debt Ratings	Extension Loan Fee Determinant for ABR Loans	Extension Loan Fee Determinant for Euro- currency, Fed Funds or Overnight Eurocurrency Loans	Extension Facility Fee Determinant
Category 1: Index Debt Ratings of at least A- by S&P or A3 By Moody’s	1.00%	2.00%	0.25%

Category 2: Index Debt Ratings of at least BBB+ by S&P or Baa1 by Moody’s and not Category 1	1.20%	2.20%	0.30%

Category 3: Index Debt Ratings of at least BBB by S&P or Baa2 by Moody’s and not Category 1 or 2	1.35%	2.35%	0.40%

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Category 4: Index Debt Ratings of at least BBB- by S&P or Baa3 by Moody’s and not Category 1, 2 or 3	1.50%	2.50%	0.50%

Category 5: Index Debt Ratings below Category 4	1.75%	2.75%	0.75%

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Extension Loan Fee Determinant and the Extension Facility Fee Determinant shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Extension Loan Fee Determinant and the Extension Facility Fee Determinant shall be determined by reference to the Category next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Extension Loan Fee Determinant and the Extension Facility Fee Determinant shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P changes, or if either such rating agency ceases to be in the business of rating corporate debt obligations, the Borrower and the Extending Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Extension Loan Fee Determinant and the Extension Facility Fee Determinant shall be determined by reference to the rating most recently in effect prior to such change or cessation.

SECTION V. REPRESENTATIONS AND WARRANTIES

The Parent and the Borrower hereby represent and warrant to the Required Lenders as follows:

(a) Binding Obligation. This Second Amendment has been duly executed and delivered by each such party hereto and constitutes a legal, valid and binding obligation of each such party enforceable against each such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other

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similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Financial Statements; No Material Adverse Change. The consolidated financial statements of the Parent and its consolidated subsidiaries contained in the Annual Report of the Parent on Form 10-K for the fiscal year ended March 31, 2010, as filed with the SEC (the “Annual Report”) present fairly, in all material respects, the financial position, results of operations, cash flows and changes in equity of the Parent and its consolidated subsidiaries as of the dates and for the periods referred to in such financial statements in conformity with GAAP. As of the Second Amendment Effective Date, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise of the Parent and its Subsidiaries, taken as a whole, from that indicated in the consolidated financial statements referenced above, except as may be disclosed in said Annual Report.

(c) Incorporation of Representations and Warranties. The representations and warranties specified in Section 4.02(a) of the Credit Agreement and contained in Section 3.06 of the Credit Agreement are and will be true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date, and provided that, for purposes of the representations and warranties in Section 3.06 of the Credit Agreement, references to the “Disclosed Matters” shall mean the actions, suits, proceedings or environmental matters referenced in the Annual Report referred to in clause (b) of this Section and the reference in Section 3.06(c) to “the date of this Agreement” shall mean the date of this Second Amendment. For the avoidance of doubt, it is understood and agreed that the representation and warranty in Section 3.11 of the Credit Agreement relates, with respect to any furnished information covered thereby, to such information as of the date it was so furnished.

(d) No Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Second Amendment that would constitute a Default or an Event of Default.

SECTION VI. MISCELLANEOUS

(a) Binding Effect. This Second Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b) References to Credit Agreement. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by the First Amendment and this Second Amendment. Terms that are used and not defined in this Second Amendment but are defined in the Credit Agreement or the First Amendment, including the terms “subsidiaries” and “Subsidiaries”, are used herein as defined therein, except to the extent otherwise provided herein.

(c) Effect on Credit Agreement. Except as specifically amended by this Second Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(d) Limitation of Amendment. The Second Amendment set forth above shall be limited precisely as written and relate solely to the modification of the provisions of the Credit Agreement in the manner and to the extent described above, and nothing in this Second Amendment shall be deemed to (a) constitute a waiver of compliance by Borrower with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or (b) prejudice any right or remedy that the Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Second Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

(e) GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(f) Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MF GLOBAL FINANCE USA INC., as Borrower

By:	/s/ David Dunne
Name: David Dunne
Title: Vice President

MF GLOBAL FINANCE EUROPE LIMITED, as Removed Designated Borrower

By:	/s/ David Dunne
Name: David Dunne
Title: Director

MF GLOBAL HOLDINGS LTD.,
as the Parent

By:	/s/ David Dunne
Name: David Dunne
Title: Treasurer and Sr. Vice President

CITIBANK N.A., as a Lender and as Syndication Agent

By:	/s/ Shannon A. Sweeney
Name: Shannon A. Sweeney
Title: Director

BANK OF AMERICA, N.A.,
as a Lender and as Syndication Agent

By:	/s/ William J. Coupe
Name: William J. Coupe
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender and as Administrative Agent

By:	/s/ Henry E. Stuart
Name: Henry E. Stuart
Title: Executive Director

LEHMAN COMMERCIAL PAPER INC.,
as Exiting Lender

By:	/s/ Steve Shirreffs
Name: Steve Shirreffs
Title: Authorized Signatory

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

BANK OF MONTREAL, CHICAGO BRANCH

By:	/s/ Linda Haven
Name: Linda Haven
Title: Managing Director

THE BANK OF NEW YORK MELLON

By:	/s/ Robert J. Motzel
Name: Robert J. Motzel
Title: Vice President

COMMERZBANK AKLIENGESELLSCHAFT
New York and Grand Cayman Branches

By:	/s/ Michelle Woessner-Larkin
Name: Michelle Woessner-Larkin
Title: Assistant Vice President

By:	/s/ Michael P. McCarthy
Name: Michael P. McCarthy
Title: Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH FKA CREDIT SUISSE, CAYMAN ISLANDS BRANCH:

By:	/s/ Jay Chall
Name: Jay Chall
Title: Director

By:	/s/ Kathrin Marti
Name: Kathrin Marti
Title: Assistant Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Kathleen Bowers
Name: Kathleen Bowers
Title: Director

By:	/s/ John S. McGill
Name: John S. McGill
Title: Director

LLOYDS TSB BANK PLC

By:	/s/ Morgan Beanland
Name: Morgan Beanland
Title: Senior Vice President B033

By:	/s/ Candi Obrentz
Name: Candi Obrentz
Title: Senior Vice President O013

MORGAN STANLEY, N.A.

By:	/s/ Ryan Vetsch
Name: Ryan Vetsch
Title: Authorized Signatory

NATIONAL AUSTRALIA BANK LTD.

By:	/s/ Michael Pryce
Name: Michael Pryce
Title: Director

NATIXIS

By:	/s/ Patrick J. Owens
Name: Patrick J. Owens
Title: Managing Director

By:	/s/ Paul Goncharoff
Name: Paul Goncharoff
Title: Associate

THE ROYAL BANK OF SCOTLAND N.V.

By:	/s/ Michael van Schaardenburg
Name: Michael van Schaardenburg
Title: Managing Director

THE ROYAL BANK OF SCOTLAND PLC

By:	RBS Securities Inc., as Agent for RBS plc

By:	/s/ Diane Ferguson
Name: Diane Ferguson
Title: Managing Director

UBS AG, STAMFORD BRANCH, as a non-extending lender

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By:	/s/ Omar Musule
Name: Omar Musule
Title: Associate Director

WESTPAC BANKING CORPORATION

By:	/s/ Niclas Fjälltoft
Name: Niclas Fjälltoft
Title: Director